Exhibit 77(q)

                  Transactions Effected Pursuant to Rule 10f-3
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
------------------------ -------- --------- ------------------- --------------------------
Fund                     Issuer   Date of   Broker/Dealer From  Affiliated/Principal
                                  Purchase  Whom Purchased      Underwriter or Syndicate
------------------------ -------- --------- ------------------- --------------------------
ING VP Intermediate Bond HSBC     6/20/05   HSBC Securities     ING Financial Markets, LLC
Portfolio                Finance
                         Corp.
------------------------ -------- --------- ------------------- --------------------------